Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 28, 2016 (this “Amendment”), is by and between (i) THE GYMBOREE CORPORATION, a Delaware corporation (the “Borrower”), (ii) GIRAFFE INTERMEDIATE B, INC., a Delaware corporation (“Holdings”), and (iii) CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrower, Holdings, the other Guarantors party thereto, the Administrative Agent, the lenders from time to time party thereto (the “Lenders”) and certain other parties are party to that certain Amended and Restated Credit Agreement, dated as of February 11, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”). The Existing Credit Agreement, as amended by this Amendment, and as may be further amended, amended and restated, restated, supplemented, extended or otherwise modified and in effect from time to time is referred to herein as the “Credit Agreement”.

WHEREAS, Section 7.12 of the Existing Credit Agreement provides that Holdings may, upon written notice to the Administrative Agent, change its and the Borrower’s fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Holdings and the Administrative Agent will, and are authorized by the Lenders to, make any adjustments to the Existing Credit Agreement that are necessary to reflect such change in fiscal year.

WHEREAS, Holdings and the Borrower wish to change their fiscal year from a period of twelve (12) consecutive months ending on the Saturday closest to January 31 of any calendar year to a period of twelve (12) consecutive months ending on the Saturday closest to July 31 of any calendar year (subject to a twenty-six (26) week transition period from January 31, 2016 to July 30, 2016).

WHEREAS, such proposed fiscal year is acceptable to the Administrative Agent.

WHEREAS, Holdings, the Borrower and the Administrative Agent wish to make certain adjustments to the Existing Credit Agreement to reflect such change in fiscal year.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendments to the Credit Agreement. Effective as of the Amendment Effective Date (as defined herein), the Existing Credit Agreement is hereby amended as follows, such that all of the newly inserted double underlined text (indicated textually in the same manner as the following example: double-underlined text) shall be deemed to be inserted and all stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom:

(a) Sections 6.01(a) and (b) are hereby deleted and replaced in their entirety by the following:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower (beginning with the fiscal year ending January 29, 2011), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that, with respect to the fiscal year of the Borrower ending July 30, 2016, in lieu of comparative financial statements for the previous fiscal year, the Borrower shall deliver its unaudited consolidated statements of income or operations and cash flows for the twenty-six week period ended August 1, 2015;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended April 30, 2011), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (x) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (y) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided that, with respect to the Fiscal Quarters of the Borrower ending October 29, 2016, January 28, 2017 and April 29, 2017, in lieu of comparative financial statements for the corresponding portion of the previous fiscal year, the Borrower shall deliver its unaudited consolidated statements of income or operations and cash flows for, respectively, the thirteen week period ending October 31, 2015, the twenty-six week period ending January 30, 2016 and the thirty-nine week period ending April 30, 2016;

(b)	Section 7.12 is hereby deleted and replaced in its entirety by the following:

Neither Holdings nor the Borrower shall make any change in its fiscal year or fiscal quarters (it being understood (i) that the Borrower’s fiscal year ~~ends on the Saturday closest to January 31 of each year~~ consists of (A) any period of twelve (12) consecutive months ending on the Saturday closest to January 31 of any calendar year prior to or including 2016, (B) the twenty-six (26) week transitional period beginning January 31, 2016 and ending July 30, 2016 and (C) any period of twelve (12) consecutive months ending on the Saturday closest to July 31 of any calendar year after 2016, and (ii) that each of the first three fiscal quarters of each fiscal year of the Borrower ends on the Saturday closest to each of ~~April 30, July 31 and~~ October 31, January 31 and April 30, respectively); provided, however, that Holdings may, upon written notice to the Administrative Agent, change its and the Borrower’s fiscal year and fiscal quarters to any other fiscal year (and any other fiscal quarters) reasonably acceptable to the Administrative Agent, in which case, Holdings and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such changes.

(c)	Fiscal Year Baskets. For provisions of the Credit Agreement that limit certain transactions to an aggregate amount per fiscal year, such transactions occurring between January 31, 2016 and January 29, 2017 (the “Specified Period”) shall also be deemed to be subject to an additional aggregate limit for the Specified Period equal to the applicable aggregate amount per fiscal year.

§2. Representations and Warranties. Each of Holdings and the Borrower (together, the “Loan Parties”) hereby represents and warrants to the Administrative Agent as of the date hereof as follows:

(a) The execution and delivery by such Loan Party of this Amendment and all other instruments and agreements required to be executed and delivered by it in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by it of any of its obligations and agreements under the Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, (i) are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate action, and (ii) do not and will not (x) contravene the terms of any of its Organization Documents, (y) conflict with or result in any breach or contravention of, or the creation of (or requirement to create) any Lien (other than Liens permitted under Section 6.01 of the Credit Agreement) under or require any payment to be made under (I) any contractual obligation to which such Loan Party is a party or affecting it or the properties of such Loan Party or any of its Restricted Subsidiaries or (II) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (z) violate any material Applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (y)(I), to the extent that such conflict, breach, contravention or payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Each of this Amendment, the other Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, has been duly executed and delivered by each Loan Party that is party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, the other Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by such Loan Party of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in the Credit Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date, which shall be true and correct in all material respects as of such earlier date, provided that any representation and warranty which is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(e) On the Amendment Effective Date, after giving effect to this Amendment and the transaction contemplated hereby, (i) no Default or Event of Default has occurred and is continuing and (ii) no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect has occurred since January 30, 2016.

§3. Effectiveness. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”) upon the satisfaction of each of the following conditions precedent:

(a) Documentation. The Administrative Agent shall have received all of the following, in each case, in form and substance satisfactory to the Administrative Agent:

(i) this Amendment duly executed and delivered by Holdings and the Borrower; and

(ii) (x) a copy of the certificate of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate as to the good standing of each Loan Party as of a recent date from such Secretary of State; (y) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Loan Party authorizing the execution, delivery and performance of this Amendment and the other documents executed in connection therewith to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of such Loan Party has not been amended since the date of the last amendment thereto or filing with respect thereto shown on the certified certificate of incorporation furnished pursuant to clause (x) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection with this Amendment on behalf of such Loan Party; and (z) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (y) above.

(b) Payment of Expenses. All Credit Party Expenses incurred by the Administrative Agent, including all reasonable fees and expenses of counsel thereto, to the extent invoices have been presented on or prior to the Amendment Effective Date, shall have been reimbursed or paid.

(c) No Default. On the Amendment Effective Date, after giving effect to this Amendment and the transaction contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

(d) No Material Adverse Effect. Since January 30, 2016, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(e) Representations and Warranties. On the Amendment Effective Date, after giving effect to this Amendment and the transaction contemplated hereby, the representations and warranties set forth in Section 2 of this Amendment shall be true and correct.

§4. Miscellaneous Provisions.

(a) Each of Holdings and the Borrower hereby ratifies and confirms all of its Obligations to the Agents and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, and hereby affirms its absolute and unconditional promise to pay to the Lenders and the Agents, as applicable, the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders and the Agents, as applicable, under the Credit Agreement and the other Loan Documents, as amended hereby, and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of Holdings and the Borrower hereby acknowledges and confirms that the Liens, pledges and security interests granted pursuant to the Collateral Documents and the other Loan Documents are and continue to be valid, enforceable and fully-perfected first priority Liens, pledges and security interests in the Collateral as security for the Obligations, in each case prior and superior in right to any other Person (subject only to (x) Liens permitted under Section 7.01 of the Credit Agreement having priority under applicable law and (y) with respect to the ABL Priority Collateral, the ABL Intercreditor Agreement). Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document.

(b) Holdings and the Borrower agree to pay on demand all costs and expenses, including reasonable attorneys’ fees and expenses, of the Administrative Agent incurred in connection with this Amendment and the other Loan Documents.

(c) EACH PARTY HERETO HEREBY AGREES THAT THE PROVISIONS OF SECTION 10.07 AND SECTION 10.11 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT.

(d) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or by electronic .pdf copy of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Administrative Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

(e) The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

GIRAFFE INTERMEDIATE B, INC., as Holdings

By:	/s/ Andrew North
Name:	Andrew North
Title:	Chief Financial Officer

THE GYMBOREE CORPORATION, as Borrower

By:	/s/ Andrew North
Name:	Andrew North
Title:	Chief Financial Officer

[GYMBOREE - SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Didier Siffer
Name:	Didier Siffer
Title:	Authorized Signatory

By:	/s/ Julia Bykhovskaia
Name:	Julia Bykhovskaia
Title:	Authorized Signatory

[GYMBOREE - SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]